AMENDMENT AND RESTATEMENT
OF EMPLOYMENT AGREEMENT

This Amendment and Restatement of Employment Agreement (hereinafter referred to as "Amendment") is entered into as of September 14, 2014 (the “Effective Date”), by and between Miller Energy Resources, Inc., a corporation organized and existing under the laws of the State of Tennessee, and all of its subsidiaries, with its principal place of business at 9721 Cogdill Road, Suite 302, Knoxville, Tennessee 37932 (hereinafter referred to collectively as the "Company"), and Scott M. Boruff, residing at [REDACTED] (the “Executive”).

WITNESSETH:

WHEREAS, the Executive previously served as the Chief Executive Officer of the Company;

WHEREAS, the Executive desires to provide other, more focused services to the Company;

WHEREAS, the Company has agreed to hire a third party to fill the positions of Chief Executive Officer, previously held by the Executive; and

WHEREAS, the Executive desires to fill the position in the Company as Executive Chairman;

WHEREAS, the Company desires to and has agreed to retain the Executive as the Executive Chairman;

WHEREAS, the Board of Directors of the Company (the “Board”) has appointed the Executive as Executive Chairman of the Board;

WHEREAS, the Company and the Executive were previously party to an employment agreement dated as of July 29, 2013, as amended (the “Previous Agreement”);

WHEREAS, the Previous Agreement had expired;

WHEREAS, the parties wish to reinstate the Previous Agreement, subject to the amendments, and other new terms contained herein; and

WHEREAS, the parties have determined it to be in their respective best interests to enter into this Amendment.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party to the other, the parties hereto agree as follows:

1.	Certain Defined Terms. Terms used in this Amendment that are defined in the Previous Agreement shall have the meanings ascribed to them therein.

2.
Employment. The Company hereby retains the Executive in the new position of Executive Chairman and Executive accepts the position as Executive Chairman for so long as Executive serves as a director on the Board (a “Board Member”) or by such other title as Executive and the Company may agree upon in the event Executive shall, during the Employment Period

(defined below), cease to be a Board Member.

3.	Amendments to Previous Agreement. The Previous Agreement is hereby further amended and/or ratified and reaffirmed hereby, as follows:

(a)	Amendment to Section 1 (Employment Period). Section 1 of the Previous Agreement hereby is amended and replaced in its entirety to read as follows:

“1. Employment Period.

Unless earlier terminated pursuant to the provisions hereof, the initial term of Executive’s employment under this Agreement shall be for the period of three (3) years commencing with the Effective Date of this Agreement (the “Employment Period”). Said term shall be automatically renewed thereafter for successive three-year terms unless the Board of Directors of the Company or any successor entity provides Executive with written notice that the Agreement will not be renewed no later than 120 days prior to the expiration of the then-current term. Notwithstanding the foregoing, in the event a Change in Control occurs during the then-current term, the term of this Agreement shall not end prior to the first anniversary of such Change in Control.

(b)	Amendment to Section 2 (Duties and Status). Section 2 of the Previous Agreement hereby is amended and replaced in its entirety to read as follows:

“2. Duties and Status.

During the Employment Period, Executive shall serve as the Executive Director of the Company (or by such other title as the Company and Executive may agree to from time to time in the event Executive ceases to be a director on the Board). Executive shall serve in this capacity faithfully and to the best of his ability and shall devote his business and professional time, energy, and diligence to the performance of the duties of such position and he shall perform such services and duties in connection with the business and affairs of the Company (i) to oversee, manage and direct the Company’s future development of its current business plan and model and to develop potential future areas of business, (ii) to oversee, manage and direct the Company’s mergers and acquisitions of new areas of the company’s business, and (iii) subject to terms of this Agreement, any other duties as may reasonably be assigned or delegated to him from time to time by the Board of Directors.

Notwithstanding the foregoing, Executive shall be principally responsible for and shall have full power and authority to perform all duties incidental to the general management and oversight of the Company’s future development plans, and mergers and acquisitions.

(c)	Amendment to Section 3(b) (Incentives). Section 3(b) of the Previous Agreement is hereby amended and restated in its entirety to read as follows:

“(b)     Incentives. Executive shall be eligible to participate in the bonus policies established by the Compensation Committee of the Board of Directors for executive officers of the Company from time to time, including but not limited to the Fiscal Year 2015 Executive Compensation Plan (the “Executive Compensation Plan”) as previously adopted by the Compensation Committee.

(d)
Amendments to Section 5 (Incentive for Fiscal 2014 Payable In Connection With Termination). Section 5(e) of the Previous Agreement hereby is amended and replaced in its entirety to read “(e) Reserved.”

(e)
Other Terms Ratified. Except as modified, changed or amended expressly herein in this Section , the Parties hereby ratify, reaffirm and incorporate herein by reference the terms and provisions of the Previous Agreement, as amended hereby, including, for the avoidance of doubt, all other terms regarding Base Salary, other compensation, benefits and entitlements granted to and/or to which the Executive has a right, and the other terms of the Previous Agreement are hereby acknowledged, adopted, ratified, and reaffirmed, as if fully set forth herein..

4.
Entire Agreement. The Previous Agreement, this Amendment, the Award Agreements and the Plans, taken collectively, constitute the entire understanding of the Company and Executive with respect to the subject matter hereof. This Amendment, as interpreted iun light of those Agreements, supersedes any other prior agreement or arrangement relative to Executive's retention by the Company, and no other agreement, modification, supplement, or amendment of any provision hereof entered into prior to the date hereof shall be valid unless made in writing and signed by the parties.

5.	Counterparts. More than one counterpart of this Agreement may be executed by the Parties hereto, and each fully executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

MILLER ENERGY RESOURCES, INC.

By:     /s/ Carl F. Giesler
Name:    Carl F. Giesler, Jr.
Title    Chief Executive Officer

EXECUTIVE:

/s/ Scott M. Boruff
Scott M. Boruff
.